As filed with the Securities and Exchange Commission on December 4, 2003
                                             Registration Statement No. 33-62201




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1
                                   to Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                            PRO-FAC COOPERATIVE, INC.
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)

                                   16-6036816
                        (IRS Employer Identification No.)

                                 90 Linden Oaks
                                 P.O. Box 30682
                            Rochester, New York 14603
          (Address, including zip code, of principal executive offices)

             Curtice-Burns Foods, Inc. Employee Stock Purchase Plan
                            (Full title of the plan)

                                Stephen R. Wright
                          General Manager and Secretary
                            Pro-Fac Cooperative, Inc.
                                 90 Linden Oaks
                                 P.O. Box 30682
                            Rochester, New York 14603
                                 (585) 383-1850

(Name, address, and telephone number, including area code, of agent for service)

                          DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, SEC File No. 33-62201 (the "Registration Statement") is being filed to deregister certain shares of the Class B, Series 1 10% Cumulative Preferred Stock, par value $1.00 per share (the "Class B Preferred Stock"), of Pro-Fac Cooperative, Inc., a New York agricultural cooperative corporation (the "Corporation") that were registered for issuance pursuant to awards granted under the Curtice-Burns Foods, Inc. Employee Stock Purchase Plan (the "Plan"). The Registration Statement registered 500,000 shares of Class B Preferred Stock issuable under the Plan. Awards relating to an aggregate of 55,394 shares of Class B Preferred Stock registered under the Registration Statement have been issued to participants in the Plan. The Corporation has ceased issuing awards under the Plan and no additional awards will be issued thereunder. Accordingly, the Registration Statement is hereby amended to deregister the remaining 444,606 unissued shares of Class B Preferred Stock.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Rochester, New York, on this 4th day of December, 2003.

       PRO-FAC COOPERATIVE, INC.


       By:         /s/   Stephen R. Wright
                -----------------------------------
                Stephen R. Wright, Secretary and General Manager(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated:

                   SIGNATURE                                                         TITLE                               Date
----------------------------------------------------------        -----------------------------------------     --------------------

/s/    Bruce R. Fox                                               President and Director                        December 4, 2003
----------------------------------------------------------                                                      --------------------
       (BRUCE R. FOX)

/s/    Steven D. Koinzan                                          Vice President and Director                   December 4, 2003
----------------------------------------------------------                                                      --------------------
       (STEVEN D. KOINZAN)

/s/    Tom R. Croner                                              Director and Treasurer                        December 4, 2003
----------------------------------------------------------                                                      --------------------
       (TOM R. CRONER)

/s/    Dale W. Burmeister                                         Director                                      December 4, 2003
----------------------------------------------------------                                                      --------------------
       (DALE W. BURMEISTER)

/s/    Peter R. Call                                              Director                                      December 4, 2003
----------------------------------------------------------                                                      --------------------
       (PETER R. CALL)

/s/    Glen Lee Chase                                             Director                                      December 4, 2003
----------------------------------------------------------                                                      --------------------
       (GLEN LEE CHASE)

/s/    Kenneth A. Dahlstedt                                       Director                                      December 4, 2003
----------------------------------------------------------                                                      --------------------
       (KENNETH A. DAHLSTEDT)

/s/    Robert DeBadts                                             Director                                      December 4, 2003
----------------------------------------------------------                                                      --------------------
       (ROBERT DeBADTS)

/s/    Cornelius D. Harrington, Jr.                               Director                                      December 4, 2003
----------------------------------------------------------                                                      --------------------
       (CORNELIUS D. HARRINGTON, JR.)

/s/    Kenneth A. Mattingly                                       Director                                      December 4, 2003
----------------------------------------------------------                                                      --------------------
       (KENNETH A. MATTINGLY)

/s/    Allan W. Overhiser                                         Director                                      December 4, 2003
----------------------------------------------------------                                                      --------------------
       (ALLAN W. OVERHISER)




/s/    James A. Pierson                                           Director                                      December 4, 2003
----------------------------------------------------------                                                      --------------------
       (JAMES A. PIERSON)

/s/    Paul E. Roe                                                Director                                      December 4, 2003
----------------------------------------------------------                                                      --------------------
       (PAUL E. ROE)

/s/    Darell Sarff                                               Director                                      December 4, 2003
----------------------------------------------------------                                                      --------------------
       (DARELL SARFF)

/s/    Frank M. Stotz                                             Director                                      December 4, 2003
----------------------------------------------------------                                                      --------------------
       (FRANK M. STOTZ)

/s/    Stephen R. Wright                                          General Manager and Secretary                 December 4, 2003
----------------------------------------------------------                                                      --------------------
       (STEPHEN R. WRIGHT)                                        (Principal Executive Officer,
                                                                   Principal Financial Officer and
                                                                   Principal Accounting Officer)